UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2020
RACKSPACE TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Fanatical Place City of Windcrest San Antonio, Texas		78218
(Address of principal executive offices)		(Zip Code)
(210) 312-4000
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Preliminary Results of Tender Offer and Amendment to Tender Offer
On August 26, 2020, Rackspace Technology Global, Inc. (the “Issuer”), a wholly owned subsidiary of Rackspace Technology, Inc., announced that, in connection with the Issuer’s previously announced tender offer (the “Tender Offer”) to purchase for cash up to $600.0 million aggregate principal amount (the “Tender Cap”) of its approximately $1,120.2 million outstanding 8.625% Senior Notes due 2024 (the “Notes”), the Issuer has been advised by Global Bondholder Services Corporation, as Depositary for the Tender Offer, that at the end of the day, 12:00 midnight, New York City time on Tuesday, August 25, 2020 (the “Early Tender Time”), it had received tenders of $507.636 million aggregate principal amount of the Notes pursuant to the Tender Offer.
On August 26, 2020, the Issuer also announced that it amended the terms of the Tender Offer and is now offering to pay the total consideration, including the early tender payment, to holders of the Notes who validly tender their Notes prior to the expiration of the Tender Offer. The total consideration for the Tender Offer is $1,057.50 per $1,000 principal amount of Notes validly tendered, which includes the early tender payment of $30.00 per $1,000 principal amount of Notes validly tendered.  Except as described above in this paragraph, the terms of the Tender Offer remain unchanged and the Tender Offer is subject to the terms and conditions set forth in the Offer to Purchase, dated August 12, 2020, relating thereto. The Tender Offer is scheduled to expire at the end of the day, 12:00 midnight, New York City time, on Wednesday, September 9, 2020, unless extended or earlier terminated by the Issuer.
A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
On August 27, 2020, the Issuer purchased the $507.636 million aggregate principal amount of Notes that were validly tendered as of the Early Tender Time for aggregate cash of approximately $549.2 million, which reflected the total consideration offered in the Tender Offer for Notes validly tendered (105.75% of the principal amount of the Notes validly tendered), plus accrued and unpaid interest to, but not including, August 27, 2020.  Following the purchase, the Issuer cancelled the $507.636 million aggregate principal amount of Notes that were purchased.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated August 26, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

By:	/s/ Dustin Semach
	Name:	Dustin Semach
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
Dated: August 27, 2020